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Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Contact:	Bud Ingalls VP Finance/Chief Financial Officer (678) 728-2115	Craig Brown Director, Finance (678) 728-2117

SEROLOGICALS CORPORATION TO ACQUIRE UPSTATE GROUP

MANAGEMENT TO HOST CONFERENCE CALL ON SEPTEMBER 8

        ATLANTA, GA and CHARLOTTESVILLE, VA—September 7, 2004—Serologicals Corporation ("the Company") (NASDAQ: SERO) and Upstate Group, Inc., a privately held company headquartered in Charlottesville, Virginia ("Upstate"), announced today that they have entered into a definitive merger agreement, pursuant to which Serologicals will acquire Upstate for total consideration of $205 million in Serologicals Common Stock and cash. Serologicals will issue up to 5,000,000 shares of its Common Stock to the stockholders of Upstate, with the balance of the consideration to be funded in cash.

        As a result of this transaction, Serologicals will:

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  acquire a business with strong organic growth and a leading provider of cell signaling research reagents to academic and pharmaceutical investigators, and an outsource supplier to the drug discovery activities of the pharmaceutical and biotech industries;

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  become a significant presence in the pre-clinical drug screening and target validation market, the fastest growing segment of the life sciences tools industry, with a unique focus on kinase screening and protein interaction driven by proprietary intellectual property;

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  become one of the broadest suppliers of cell biology reagents, introducing approximately 1,500 new research products per year through its Chemicon and Upstate subsidiaries;

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  create the opportunity for significant revenue and operating synergies between Chemicon and Upstate, including sales, marketing, distribution, product development and administration;

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  add approximately $80 million to 2005 revenues and between $0.03—$0.05 to its diluted earnings per share during fiscal 2005 (excluding any integration costs that may be incurred during the period).

        Commenting on the acquisition, David A. Dodd, President and Chief Executive Officer of Serologicals, stated "This acquisition represents an excellent fit between two companies that are well positioned to take advantage of the continued growth in drug research, discovery and development. The research reagent platforms of the two companies are highly complementary and will significantly enhance the product offering and capabilities of Serologicals to serve our academic, government and industrial customers. Additionally, Upstate's rapidly growing drug discovery business will position Serologicals to provide drug screening and validation services to the leading pharmaceutical and biotech companies. We believe pre-clinical drug screening and target validation are the sectors of the life-sciences tools industry with the greatest potential for long-term growth. A recent industry report notes that during the second quarter of this year research and development spending by pharmaceutical and biotech companies increased by approximately 14%. According to the report, this was the third consecutive quarter of double digit research and development growth. We believe a significant portion of this growth is occurring as a result of increased spending on target validation and high throughput screening."

        "Upstate is clearly the leading company in the field," Mr. Dodd continued. "Under the very capable leadership of Sherry Snyder, it has expanded into the most promising area of drug discovery—understanding the roles that proteins play in major biological events and pathways that are known to be critical in developing specific disease states. I am very pleased that Sherry has agreed to remain involved with Upstate in a consulting role and to work closely with me for a transition period as we integrate our two companies. I look forward to his counsel and contributions to further strengthening the growth and development of our company."

        "Upstate has found, in Serologicals, a unique merger opportunity," remarked Sheridan Snyder, Chairman and Chief Executive Officer of Upstate. "The complementary fit of our products, technology and markets are extraordinary. The two research products businesses complement each other nicely, with very little overlap. Furthermore, coupling our kinase profiling capabilities with Chemicon's GPCR products and services creates a powerful presence in the drug discovery arena. Personally, I am excited about the prospect of working with David Dodd and the entire Serologicals organization. I believe David has a true vision for building Serologicals into a leading company in the life sciences tools industry. The combination of Upstate and Serologicals is a major step in fulfilling his vision. The entire senior management has signed on to maintain the high growth/high margin record it has established while developing Upstate."

        Under the terms of the agreement, Serologicals will pay $205 million in cash and stock, less amounts to repay Upstate's debt and expenses. Serologicals will finance the cash portion of the transaction using a combination of cash on hand and proceeds of a new credit facility. The Company has received a commitment from JPMorgan Chase Bank to finance the cash portion of the purchase price under a new credit facility. Any financing provided under the commitment will be secured by substantially all the assets of Serologicals and will mature between 5 and 7 years after the closing date. Serologicals expects the acquisition to be completed during the fourth quarter of 2004, pending expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. The transaction has been approved by the Board of Directors of Serologicals and by the holders of approximately 90% of the shares of voting stock of Upstate.

        Upstate is headquartered in Charlottesville, Virginia, and operates manufacturing facilities in Lake Placid, New York, and Dundee, Scotland. It employs approximately 260 people worldwide. Upstate recorded revenues of $44.4 million in fiscal year 2003. For the six months ended June 30, 2004, Upstate recorded consolidated revenues of $27.3 million, an increase of 29% over the first six months of 2003.

        Serologicals will host a conference call on Wednesday, September 8, 2004 at 9:00 a.m. (Eastern Time) to discuss this transaction. To participate in the call, dial 800-291-5365, confirmation code: 83502427. The call will be webcast through Serologicals' website at www.serologicals.com or www.StreetEvents.com. If you are unable to participate in the call or do not have access to the internet, a 30-day playback will start at 12:00 p.m. (Eastern Time) on Wednesday, September 8, 2004. To listen to the playback, please call 888-286-8010, confirmation code: 48534837.

  About Serologicals

        Serologicals Corporation, headquartered in Atlanta, Georgia, is a global provider of biological products and enabling technologies, which are essential for the research, development and manufacturing of biologically based life science products. The Company's products and technologies are used in a wide variety of innovative applications within the areas of oncology, hematology, immunology, cardiology and infectious diseases, as well as in the study of molecular biology. Serologicals has more than 750 employees worldwide, and its shares are traded on the NASDAQ national stock market under the symbol SERO.

  About Upstate

        Upstate is the leading supplier of innovative cell signaling products, technologies, platforms, and services. Founded in1988, Upstate provides researchers at pharmaceutical and biotechnology companies, universities and government agencies with advanced tools to accelerate life science research and drug discovery. Upstate's global reach includes six locations in the U.S and Europe with key technology centers in its Charlottesville, VA headquarters; Lake Placid, NY; Dundee, Scotland and Cambridge, U.K.

        This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project" or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include the ability of Serologicals to close the acquisition of Upstate or the related financing, the ability of Serologicals to retain the personnel of Upstate following the closing and the continued growth of the drug discovery market. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and Serologicals undertakes no obligation to update these statements based on events that may occur after the date of this press release.

Serologicals is a registered trademark of Serologicals Royalty Company.

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  Exhibit 99.1
SEROLOGICALS CORPORATION TO ACQUIRE UPSTATE GROUP MANAGEMENT TO HOST CONFERENCE CALL ON SEPTEMBER 8